UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVRA INC. (Exact name of registrant as specified in its charter)

Nevada	3600	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Exchange, Ocho Rios, P.O.

St. Anna, Jamaica, West Indies

Tel: 876-975-5471

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

With a copy to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite204

Manalapan, NJ 07726

Tel. No.: (732) 409-1212

Fax No.: (732) 577-1188

National Registered Agents Inc. of NV

1000 East William Street, Suite 204,

Carson City, NV, 89701

Telephone: 1-800-767-1553

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. ☐ Large accelerated filer      ☐  Accelerated filer   ☐  Non-accelerated filer    ☑  Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2) ($)	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.00001	19,597,800	0.002	39,195.60	4.49

(1)     In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional ordinary shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)     Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended, based upon the price at which the selling security holders will be offering their shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

 Subject to completion, dated October 18, 2012

AVRA INC.

        19,597,800 Shares of Common Stock

Avra Inc., (“Avra”, “we”, “us”, “our”) is registering 19,597,800 shares of common stock held by 41 selling security holders. We are offering 100% of our outstanding shares held by non-affiliates for resale pursuant to this registration statement.

The selling security holders will sell at a fixed price of $0.002 per share for the duration of the offering, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $39,561 if all of the shares being registered are sold.  We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment. In addition, we are deemed as a shell company as defined by Rule 12b-2 of the Exchange Act, which status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 9 of the highly illiquid nature of investment in our shares.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 9 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before investing in our ordinary shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed.  The selling security holders may not sell these securities relying on the Prospectus until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission.  This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Table of Contents

Prospectus Summary	6
Risk Factors	10
Use of Proceeds	17
Determination of Offering Price	17
Dilution	17
Selling Security Holders	17
Plan of Distribution	20
Description of Securities to be Registered	23
Interests of Named Experts and Counsel	24
Description of Business	24
Description of Property	30
Legal Proceedings	30
Market for Common Equity and Related Stockholder Matters	30
Financial Statements	31
Management's Discussion and Analysis of Financial Position and Results of Operations	32
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	37
Directors and Executive Officers	37
Executive Compensation	40
Security Ownership of Certain Beneficial Owners and Management	41
Certain Relationships and Related Transactions	41
Disclosure of Commission Position on Indemnification of Securities Act Liabilities	42

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

 We were incorporated on December 1, 2010 under the laws of the State of Nevada.  Our principal executive offices are located at Exchange, Ocho Rios, P.O., St. Anna, Jamaica, West Indies.  Our telephone number is 876-975-5471.  Our fiscal year end is January 31.

We are only beginning our operations. We plan to specialize in the sales, marketing and distribution of Smart TV boxes to home consumers throughout the United States. Smart TV Boxes are devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens in the comfort of consumers’ living rooms.

Our sole officer and director Mr. David Bailey, though does not have any significant training or experience in the sales and distributions of electronics or bringing such new products to market, has a keen interest in electronics and our Smart TV business.

We anticipate that our flagship product will be a Smart Box labeled AvraKaddabra. This product will be a fully functional Smart TV Box using the Android Operating System.  Our current expectations are that the box will use the Android 2.3 operating system, but will be able to upgrade to Android 4.0 Ice Cream Sandwich in the future. We anticipate that this product will be an interactive television box that has an entire host of features which are commonly seen on other Smart TV boxes, such as Google TV and Apple TV.  Some of the more common features of the AvraKaddabra will include accessing the web, special applications for Youtube, Facebook and Twitter, Skype integration, and the ability to use the box as a wireless router for one’s home.

Plan of Operation

We are only beginning our operations. We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months (beginning August 2012) will be approximately $179,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	32,000
Purchase of inventory for testing	12 months	12,000
Website and shopping cart	12 months	6,000
Management and operating costs	12 months	30,000
Salaries and consulting fees	12 months	24,000
Investor relations and capital raising	12 months	18,000
Fixed asset purchases	12 months	8,000
Social media and online sales marketing	12 months	9,000
General and administrative expenses	12 months	40,000
Total		179,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We decided to become a reporting company to be better equipped to raise capital by providing the transparency to the public of our operations and development.   We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $179,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the below business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activity which needs to be undertaken in the initial months is prerequisite for future operations.  We anticipate that the implementation of our business will occur as follows:

September 2012 to January 2013

•         Testing of the Smart Box units acquired from various suppliers by us.

•         Design a website

•         Design marketing materials

•         Market products to large retailers and distributors

•         Complete certain asset purchases such as inventory for the various products we will acquire.

February 2013 to August 2013

•         If initial testing is successful, order additional units from Smart Box suppliers.

•         Review opportunities for establishment of retail locations

•         Attend trade shows

•         Hire personnel to market our products

Shell Company Status

We are considered as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We caution investors as to the highly illiquid nature of an investment in our shares.

The Offering

The 19,597,800 shares of our common stock being registered by this Prospectus represent approximately 41.84% of our issued and outstanding common stock as of September 10, 2012.

Securities Offered:	19,597,800 shares of common stock offered by 41 selling security holders (represent100% of our outstanding shares held by non-affiliates)
Initial Offering Price:

The $0.002 per share initial offering price of our common stock was determined by our Board of Directors based on several factors, including our capital structure and the most recent selling price of the 19,597,800 shares of our common stock offered in this prospectus. We sold such 19,597,800 shares of common stock in private placements for $0.002 per share during the period from December 1, 2010 (inception) to July 31, 2012.

The selling security holders will sell at a fixed price of $0.002 per share for the duration of the offering and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our common stock will ever become quoted on the OTC Bulletin Board.

Securities Issued and to be Issued:

As of September 26, 2012 we had 47,097,800 issued and outstanding shares of our common stock, and no issued and outstanding convertible securities.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. There is no established market for the common stock being registered. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet engaged a market maker to file our application. If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of the sale. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to US Dollars, unless otherwise noted.  The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Six Months Ended July 31, 2012 ($)	Year Ended January 31, 2012 ($)	Period from December 1, 2010 (inception) to July 31, 2012 ($)
Revenues	-	-	-
Expenses	20,642	2,687	23,329
Net (Loss)	(20,642)	(2,687)	(23,329)
Net (Loss) per common share	(0.00)	(0.00)	N/A

Balance Sheet Data

	As of July 31, 2012 ($)	As of January 31, 2012 ($)
Working Capital	21,367	40,527
Total Assets	25,535	1,048
Total Liabilities	4,168	39,479

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Prospectus.

Risks Related to Our Business

We do not expect positive cash flow from operations in the near term. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business.

We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates.

We will depend almost exclusively on outside capital to pay for the continued property acquisitions. Such outside capital may include the sale of additional stock and/or commercial borrowing. We can provide no assurances that any financing will be successfully completed.

Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and limited tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We have engaged in the business of distributing Smart TV hardware in the United States. We have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon our ability to acquire inventory, establish a distribution network and create a customer base, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We have a limited operating history upon which an evaluation of our prospects can be made, and we received a going concern qualification from our auditors; there can be no assurance we will succeed.

We have been in business since December 2010. We have had limited operations to date upon which to evaluate our business prospects. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimate of initial and ongoing costs. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due. The report of our independent registered public accounting firm with respect to our audited financial statements in this prospectus includes a “going concern” paragraph indicating that our lack of revenues and accumulated losses raise substantial doubt about our ability to continue as a going concern.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our operations, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

The loss of David Bailey, our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director would harm our business and decrease our ability to operate profitably.

We will rely heavily on David Bailey to conduct our operations and the loss of this individual could significantly disrupt our business. Virtually all material decisions concerning the conduct of our business are made or are significantly influenced by David Bailey. While we believe that we may be able to enter into a executive services agreement with David Bailey, we cannot assure you that we will be able to enter into such an agreement in the near future, if at all. Should we fail to enter into an acceptable agreement with David Bailey, we may not be able to maintain the visibility in the industry that is necessary to maintain and extend our production, financing and distribution agreements which will lead to a loss of revenues and profitability.

We may not succeed in effectively marketing Avra Smart TV boxes, which could prevent us from acquiring customers and achieving significant revenues.

The amount of sufficient funds we need to carry out all of our anticipated advertising and marketing efforts over a 12 month period is $15,000.  Effective use of this budget will allow us to engage in an advertising and marketing campaign before the product is launch. This will include social media and online sales marketing and creating a website with a shopping cart.  Our initial marketing efforts will be centered in developing our brand image. With this budget we can advance the Company and awareness of its products to a point where sales orders can be generated.  However, a significant component of our business strategy is the development of a market for our Smart TV products in the United States. Due to the competitive nature of the retail industry, if we do not market our Smart TV products effectively we may fail to attract customers or achieve significant revenues.  Promoting our Smart TV products will depend largely on our ability to hire sufficient sales and marketing personnel as well as targeting the appropriate merchandising outlets. We believe that it will cost approximately $15,000 in the next 12 months to successfully advertise and market our product. Although we believe that $15,000 will provide sufficient marketing opportunities, there is no assurance that we will be able to acquire or retain customers from our marketing efforts. As of August 29, 2012 we did not have sufficient funds to carry out all our anticipated advertising and marketing efforts and there can be no assurance that we will be able to raise the required funds, if we cannot secure additional financing on acceptable terms we will have to cease or suspend our marketing efforts.

Our ability to market our product successfully is also dependent on external factors over which we may have little or no control, including the performance of our suppliers, third-party carriers and networking vendors. We also rely on third parties for information, including product characteristics that we present to consumers, which may, on occasion, be inaccurate. Our failure to provide our customers with a product that meets their expectations, for any reason, could substantially harm our reputation and prevent us from developing Avra as a trusted brand. The failure of our brand promotion activities could adversely affect our ability to attract new customers and maintain customer relationships and, as a result, substantially harm our business and results of operations.

Competition from electronics companies with greater brand recognition and resources may result in our inability to continue with our operations or prevent us from achieving significant revenues.

The electronics industry is highly competitive and new brands and products are being launched all the time. The competitive nature of the retail industry as a whole means that we have to establish our product at the right price, ensure that the packaging is appealing and ensure that our product is distributed through the appropriate channels. It is very likely that we will be subjected to price pressure on our product and this could result in reduced gross margins, which in turn could substantially harm our business and results of operations. Current and potential competitors include independent or online electronics retailers which offer competitive products, or which may see a market to develop a product similar to ours.

Many electronics retailers and manufacturers have advantages over us, including longer operating histories, greater brand recognition, existing customer and supplier relationships, and significantly greater financial, marketing and other resources. Some of these retailers may be able to devote substantially more resources to developing new products, or they may have contacts with other companies that devote themselves full time to developing new products. In addition, larger, more established and better capitalized entities may acquire, invest or partner with traditional and online competitors as use of the Internet and other online services increases.

The costs associated with any warranty repair or replacement or any product recall could increase our operating costs and prevent us from becoming profitable.

We plan to implement warranty coverage on our products based on our best estimate of what will be required to settle any product defect claims or issues. However, we may be forced to incur costs above this amount if our estimates are incorrect or if we, our suppliers or government regulators decide to recall a product or input because of a known or suspected performance issue, even if we are only required to participate voluntarily in the recall. Once we begin distributing our Smart TV boxes we may also incur liability related to any manufacturing defects that our products contain. If we are obligated to repair or replace any of our products our operating costs could increase if the actual costs differ materially from our estimates, which could prevent us from becoming profitable.

Our management beneficially owns approximately 58% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

David Bailey, our sole director, President, Chief Executive Officer and Chief Financial Officer owns, or has control over, approximately 58% of our issued and outstanding common stock. As such, Mr. Bailey is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

Since our sole officer and director does not have significant training or experience in the electronics industry, our business could suffer irreparable harm as a result of her decisions and choices and you could lose your entire investment.

Though, as our sole director and officer, David Bailey, is indispensible to our operations, he does not have any significant training or experience in the sales of electronics and bringing such new products to market. Without such direct training or experience, he may not be fully aware of many of the specific requirements related to working within this environment. Our sole officer and director’s decisions and choices may therefore fail to take into account standard technical or managerial approaches which other companies in the electronics business commonly use. Consequently, our operations, earnings, and ultimately our ability to carry on business could suffer irreparable harm, which could result in the total loss of your investment.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares for significant amount of  services or raise funds through the sale of equity securities.

Our organizing documents authorize the issuance of 200,000,000 shares of common stock with a par value of $0.00001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our sole director and officer is a resident of Jamaica and investors may have difficulty enforcing any judgments against him within the United States.

Our sole director and officer is a resident of Jamaica, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof .

Risks Relating to the People’s Republic of China

We may be required to maintain various licenses and permits regarding our manufacturing business, and the loss of or failure to renew any or all of these licenses and permits may require the temporary or permanent suspension of some or all of our operations.

In accordance with the laws and regulations of the PRC, we may be required to maintain various licenses and permits if we start to outsource our manufacturing in China. Failure to maintain these licenses, or the loss of or failure to renew such licenses and production permits, could result in the temporary or permanent suspension of some or all of our production or distribution operations and could adversely affect our revenues and profitability.

It may be difficult to affect service of process and enforcement of legal judgments upon our third-party partners who reside outside the United States.

If disputes occur between our third-party partners outside United States and us, service of process on such third-party partner may be difficult to effect within the United States. Also, if main assets of such third-party partner are located in PRC and any judgment obtained in the United States against them may not be enforceable outside the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We attempt to make every effort to ensure that our operations in China once started are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We will be subject to the Foreign Corrupt Practices Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business, once we have agreements with third parties in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

 Risks Related to the Ownership of Our Stock

Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.  We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board and there is no assurance that we will ever be able to meet those requirements.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

We are deemed as a “shell company” under the Rule 12b-2 of the Exchange Act, so resale of our shares is not permitted under Rule 144(i) until 12 months after the Company is no longer considered a shell company.

We are deemed as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We cannot predict that if and when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite long period of time.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing of $179,000 for the next 12 months, which will require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf.  Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things.  Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers.  Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending January 31, 2014.  We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities.  While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis.

Certain of our existing stockholders have substantial influence over us and their interests may not be aligned with the interests of our other stockholders.

David Bailey owns approximately 58% of our outstanding voting securities.  Mr. Bailey is also our sole officer and director.  Mr. Bailey, due to his shareholdings and position with our company, has significant influence over our business, including decisions regarding mergers, consolidations, liquidations, the sale of all or substantially all of our assets, the election of directors and other significant corporate actions.  This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our assets or reduce the market price of our shares.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.  The selling security holders will receive all proceeds from this offering and if all of the shares being offered by this Prospectus are sold at $0.002 per share, those proceeds would be approximately $39,560.

Determination of Offering Price

The selling security holders will sell their shares at a specified fixed price of $0.002 per share for the duration of the offering, and thereafter at prevailing market prices or privately negotiated prices.  However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board. The initial offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.002 per share figure, including the following:

·	our most recent private placements of 19,597,800 shares of our common stock at a price of $0.002 per share;

.	our lack of operating history
·	our capital structure; and

·	the background of our management.

As a result, the $0.002 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder.

Dilution

All of the 19,597,800 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

Selling Security Holders

The 41 selling security holders are offering for sale of 19,597,800 shares of our issued and outstanding common stock which they acquired at $0.002 per share in the latest private placements during 2011 and 2012.

All of these shares were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933 (the “Securities Act”).  Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The selling security holders will sell their shares at a fixed price of $0.002 per share for the duration of the offering, and thereafter at prevailing market prices or privately negotiated prices.

The following table provides information as of October 12, 2012 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

•         the number of shares owned by each prior to this offering;

•         the number of shares being offered by each;

•         the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

•         the percentage of shares owned by each; and

•         the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Benyan Bailey	482,500	482,500	0	0
Ian Barnett	482,500	482,500	0	0
Keresha Benjamin	515,000	515,000	0	0
Jemoy Brown (3)	482,500	482,500	0	0
Keddion Brown (3)	482,500	482,500	0	0
Kevin Brown (3)	482,500	482,500	0	0
Melissa Brown (3)	482,500	482,500	0	0
Jamara Bryan	482,500	482,500	0	4
Orando Campbell	482,500	482,500	0	0
Niraina Chin	482,500	482,500	0	0

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Rene Clarke	482,500	482,500	0	0
Sabrina Comrie	482,500	482,500	0	0
Blake-Roy Daye (4)	482,500	482,500	0	0
Garfield Daye (4)	482,500	482,500	0	0
Trevell Duncan	482,500	482,500	0	0
Omroy Ferguson (5)	465,000	465,000	0	0
Sheldon Ferguson (5)	480,500	480,500	0	0
Andre Fynn	482,500	482,500	0	0
Kevon Gabbidon	482,500	482,500	0	0
Tameka Gray	482,500	482,500	0	0
Amoie Hamil	482,500	482,500	0	0
Kenyatta Keise	450,000	450,000	0	0
Garen Lewis	482,500	482,500	0	0
Conceita Linton (6)	500,000	500,000	0	0
Floyd Linton (6)	482,500	482,500	0	0
Jhann-marie McDonald (7)	482,500	482,500	0	0
Raquel McDonald (7)	482,500	482,500	0	0
Kemish McIntosh	300,000	300,000	0	0
Terrence Mckenzie	482,500	482,500	0	0
Demaureen Morris	477,500	477,500	0	0
Philip Moulton	480,000	480,000	0	0
Ricardo Murphy	482,500	482,500	0	0
Frank Seaton	482,500	482,500	0	0
Joan Silvera	482,500	482,500	0	0
Ingrid Smith	482,500	482,500	0	0
Eulalee Spence-Derby	482,500	482,500	0	0
Marshalee Thompson	482,500	482,500	0	0
Monique Watson	482,500	482,500	0	0
Anton Whych	482,500	482,500	0	0
Alecia Williamson	489,800	489,800	0	0
Adrian Wright	482,500	482,500	0	0

Total	19,597,800	19,597,800	0	0

(1)           The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)           The percentages are based on 47,097,800 shares of our common stock issued and outstanding and as at September 10, 2012.

(3)           Jemoy Brown and Keddion Brown are brothers.  None of the other shareholders with the last name of Brown are related.

(4)           Blake-Roy Daye and Garfield Daye are brothers.

(5)           There is no family relationship between these shareholders.

(6)           There is no family relationship between these shareholders.

(7)           There is no family relationship between these shareholders.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares.  The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

Plan of Distribution

We are registering 19,597,800 shares of our common stock on behalf of the selling security holders. We are offering 100% of our outstanding shares held by non-affiliates for resale pursuant to this registration statement. The selling security holders will sell the 19,597,800 shares of our common stock at a specified fixed offering price of $0.002 per share for the duration of the offering, and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for shares of our common stock. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. In order for our common stock to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. This process takes at least 60 days and can take longer than a year. We have not yet engaged a market maker to make an application on our behalf.  There can be no assurance that our common stock will become quoted on the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

We do not currently meet the requirements under Rule 15c2-11(a) of the Exchange Act for a broker or dealer to publish quotations for our security on the OTC Bulletin Board, specifically we have not made the required information available through any of the five ways provided by Rule 15c2-11(a) (1) to (5), including information on an effective prospectus on a registration statement under the Securities Act. Even when we satisfy the foregoing requirements, there can be no assurance that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved. Thus, there is no assurance that our common stock will be quoted on the OTC Bulletin Board.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●	on such public markets as the securities may be trading;

●	in privately negotiated transactions;

●	in any combination of these methods of distribution.

The selling security holders will sell the 19,597,800 shares of our common stock at a fixed offering price of $0.002 per share for the duration of the offering, and thereafter at prevailing market prices or privately negotiated prices.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock.  In particular, the selling security holders are deemed to be engaged in a distribution of the securities of the Company offered under this prospectus, and therefore are considered to be an underwriter. The selling security holders, as underwriters, must comply with applicable laws and may, among other things:

  furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

  not engage in any stabilization activities in connection with our securities; and

  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this prospectus are deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.  Neither we nor the selling security holders can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.  Because the selling security holders are deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders are subject to the prospectus delivery requirements of the Securities Act. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act.  In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.
 Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity.  All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•         contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•         contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•         contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•         contains the toll-free telephone number for inquiries on disciplinary actions;

•         defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•         contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•         the bid and ask prices for the penny stock;

•         the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•         the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•         a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.
Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value.

Common Stock

As of October 12, 2012 we had 47,097,800 shares of our common stock issued and outstanding.  We did not have any outstanding options or any other convertible securities as of October 12, 2012.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends.  We have not declared any dividends since inception.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements as of January 31, 2012 and 2011 and for the year ended January 31, 2012, the period from December 1, 2010 (inception) to January 31, 2011 and the period from December 1, 2010 (inception) to January 31, 2012 as well as the year ended January 31, 2012 have been included in this Prospectus in reliance upon GBH CPAs, PC, an independent registered public accounting firm, as experts in accounting and auditing.

Description of Business

Forward-Looking Statements

This Prospectus contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.

Overview

We were incorporated on December 1, 2010 under the laws of the State of Nevada.  Our principal executive offices are located at Exchange, Ocho Rios, P.O., St. Anna, Jamaica, West Indies.  Our telephone number is 876-975-5471.  Our fiscal year end is January 31.

We plan to specialize in the sales, marketing and distribution of Smart TV boxes to home consumers throughout the United States. Smart TV Boxes are devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens in the comfort of consumers’ living rooms.

We anticipate that our flagship product will be a Smart Box labeled AvraKaddabra. This product will be a fully functional Smart TV Box using the Android Operating System.  Our current expectations are that the box will use the Android 2.3 operating system, but will be able to upgrade to Android 4.0 Ice Cream Sandwich in the future. We anticipate that this product will be an interactive television box that has an entire host of features which are commonly seen on other Smart TV boxes, such as Google TV and Apple TV.  Some of the more common features of the AvraKaddabra will include accessing the web, special applications for Youtube, Facebook and Twitter, Skype integration, and the ability to use the box as a wireless router for one’s home.

Products

In the last few years, TV technology has advanced enough to create platforms that link to the Internet in very interactive and intuitive ways. In the mid 1990’s the concept of WebTV was launched and soon after was deemed largely unsuccessful for its lack of intuitivism and weak user experience. However, in 2010, Google announced Google TV, which sparked a new wave of Smart TV devices. In September 2010, Apple announced their second iteration of their smart TV device dubbed “Apple TV.” Apple TV as well as Google TV Smart TV boxes are both proprietary systems, using their own operating systems.

A Smart TV device is defined as either a television set itself or a set top box that connects to a TV that has integrated internet capabilities and offers more advanced computing abilities and connectivity than an ordinary television set or set top box. Smart TVs or Smart TV boxes can also be thought as an information appliance that allows the user to not only connect to the internet, but also to download and run advanced applications and plugins that allow users to customize their television watching experience to their liking. Smart TVs run competing operating systems, such as Google’s Android OS, Apple’s iOS and other Linux based operating systems.

Smart TVs in general have two basic functions. The first function is to deliver content from other computers and network-attached storage devices on the local or remote networks, such as photos, videos, music and other media. The second and more commonly known function is to provide access to Internet-based services including traditional TV broadcasts, Video On-Demand, interactive advertising, personalization, games, social networking and other multimedia applications.

Smart TV devices allow consumers to view all of the aforementioned advanced services via their flat-screen TV through a single device, as in integrated Smart TV or through a separate Smart TV Box. In addition to providing access to content from TV stations, Smart TV platforms also enables users to access user-generated content, which can be watched via local storage on a hard drive or via a “Cloud Service.” Such services include Youtube, Vimeo and Flickr. Smart TV set-top boxes are increasingly commonplace among pay TV operators, as they look to meet the changing media consumption trends for more video content, advanced interactivity and Internet applications, such as social networking.

Many Smart TVs and Smart TV boxes now come prepackaged with social networking platforms and some are very well integrated into every aspect of the OS itself. This capability allows users to receive updates and post their own updates regarding content that is currently being watched, to their social networking platform of choice, such as Facebook, Flickr and Twitter. The addition of social networking synchronization to Smart TV and other platforms may provide more interaction with both on-screen content and other viewers than is currently available to most televisions, while simultaneously providing a much more cinematic experience of the content than is currently available with most computers.

Our flagship product is a Smart Box labeled AvraKaddabra. We expect that this product will be a fully functional Smart TV Box using the Android Operating System. Our current plans are to have to the box use Android 2.3, but will be able to upgrade to Android 4.0 Ice Cream Sandwich in the future. We anticipate that this product will be an interactive television box with an entire host of features that are commonly seen on other Smart TV boxes, such as Google TV and Apple TV.  Some of the more common planned features of the AvraKaddabra include accessing the web, special applications for Youtube, Facebook and Twitter, Skype integration, and the ability to use the box as a wireless router for one’s home. We also expect that the box will feature special web-widgets, which will be incorporated into the AvraKaddabra out of the box and will allow users to complete tasks very quickly without the need to open special applications. These widgets usually include a calculator, calendar, Smart Box Usage gauges, notes, dictionary, translator, device connection gauges and any other user preferences widgets. Widgets can also be downloaded from the android marketplace.

The intended feathers of the AvraKaddabra unit are outlined below.  All of these features are planned for the AvraKaddabra, but these are forward looking statements and we cannot ensure that all desired features will be implemented in the product we are able to distribute.

AvraKaddabra Features

Internet

Accessing the Internet and the World Wide Web is the most common feature on all Smart TV boxes and will be featured on the AvraKaddabra. Users will be able to access information on any website, emails, including ones that use Adobe Flash and other proprietary web languages, such as JavaScript, etc. Flash games and video will be available to play using the AvraKaddabra and this will be a feature not available on other smart boxes, such as Apple TV. Users will be able to configure their smart boxes according to the size of their TV screen. In order for text to render correctly, users will be able to resize text to their liking. Additionally, if text appears too small, then the web browser will feature a “Reader” option, which will automatically take the text and optimally size it to the screen, similar to the iPhone’s “Reader” option in Safari.

Social Media Integration

The AvraKaddabra is expected to integrate Facebook and Twitter directly into its operating system, and will be a crucial part of the user experience. Users will be able to directly post a score of their game, tell friends what there are doing, or just share their thoughts directly from a widget on the main screen. Additionally, the “Like” button for Facebook will be included almost everywhere, so users can do things such as share their thoughts on a TV show they are currently watching, or even just comment on the TV show as they are watching it.

Users will be able to also download other applications, such as LinkedIn and social networking sites from other countries, such as China’s QQ and Weibo, which are very popular. The device will allow for maximum user customization, and therefore, after these are downloaded, the OS will have full integration with the websites, according to the App developers’ requirements. For example, in the future, if Linked In is downloaded, it would be able to work together with Skype’s video features to offer video conferencing capabilities for meetings and interviews, and the user will be able to integrate this into the LinkedIn App itself.

Android Marketplace and Apps

A major planned feature of the AvraKaddabra will be the ability to access Android’s marketplace. This will allow the user to download any of the marketplace’s hundreds of thousands of applications that are available. Users will be able to play games, such as Angry Birds or Cut The Rope. Since the user’s smartphone will be the remote control, everything can be controlled using it, including touch and swipe gestures for games. Additionally, since the AvraKaddabra will be connected through HDMI, users will be able to experience these games in crystal clear High Definition 1080P.

YouTube Integration, Media Streaming and Flash Capabilities

The AvraKaddabra is expected to have a Youtube application built into it out of the box. Anytime somebody clicks on a video that links to Youtube from any website, it will automatically open an integrated Youtube App. Additionally, users will have the option to open videos directly from the website that the user is on.

Youtube, as well as other video streaming applications, such as Vimeo use Adobe Flash are heavily restricted on some platforms, such as all Apple iOS devices. This will not be a problem for AvraKaddabra users, as we plan for the box to have full Flash capabilities. The device will come packed with the latest version Adobe Flash out of the box. When new versions of Flash are available, a notification will be sent to the device and the user will have the option to download it directly to the device.

Skype Integration

We anticipate that AvraKaddabra will ship with Skype integrated into the device out of the box. Skype integration will allow for teleconferencing capabilities and will also allow for video conferencing capabilities. A webcam with a microphone will need to be connected to the box though one of the device’s USB ports in order to allow for video conferencing. Additionally, the user could attach a dedicated microphone to the device through USB, which would allow the user to speak throughout the entire room.

The user would be able to use their existing Skype account to sign in through the Skype App on the AvraKaddabra. If the account has a balance on it, the user would be able to see it on the Application itself. If the user wants to call a landline phone using the Skype App, money from the balance would automatically be deducted, just as it would from one’s computer or smartphone’s Skype App. Additionally, Skype will be integrated with Facebook and other social networking sites to be able to video conference, just as one would be able to from their computer. Videoconferencing to multiple people will also be available, and will be optimal for the user’s large TV screen. This capability will be integrated into the App itself.

Device Mirroring

Device mirroring allows the content from one’s smartphone or tablet computer to be wirelessly transmitted to one’s TV screen. This allows anybody to duplicate anything they are seeing on their smartphone or tablet to their TV set, with very little lag, in High Definition. Users can see any content on their smart phones or tablets, such as videos, games, photos, website content and any other content wirelessly transmitted to their TV. Audio content will also be included, so music or audio from videos would be transmitted to their TV, and will play through the TV’s integrated speakers or any Stereo system that is connected to the TV.

Router Capabilities

We expect that AvraKaddabra will be able to act as a wireless router, which will eliminate the need for the purchase of a wireless router. It will feature an 802.11 N/G/B wireless connection frequencies, and can be placed next to the user’s cable modem or DSL connection though an Ethernet cable. The box will be able to transmit Wi-Fi frequencies throughout the user’s household, which will allow the user to connect to Wi-Fi on their smartphone, computer, tablet, and any other device that has Wi-Fi capabilities. The user will have full customization options, including multiple connection preferences with multiple passwords.

Distribution and Marketing

Our initial efforts will be centered in developing our brand image. In order for this to happen effectively, we expect to engage in an aggressive advertising and marketing campaign before the product’s launch. From there it will try to expand business through several methods. These methods include:

•   Trade Shows –A highly effective medium to help promote the brand of Avra Inc. as well as the    AvraKaddabra Smart TV Box. It will be important for the company to effectively distinguish its system from every other Smart TV box and system that exists on the market. The company will hire top marketers in

         the industry  to run its trade show marketing   campaigns. The company will rent large booths at top trade shows in the U.S., such as the Consumer Electronics Show in Las Vegas.

  Electronics and Technology Blogs – It will be important for the company to get attention from top Technology blogs and websites in the U.S. Such large blogs include Engadget.com, Gizmodo.com and Wired.com. The reviews and attention that these weblogs provide are key to the success of a lot of technology companies in the U.S. Casual readers as well as professionals in the community read these blogs on a daily basis to be informed on the latest news. This is an effective way of getting positive attention for the company. In addition, this is a free way of getting the message out.

  Word of Mouth – Since it is imperative for the company to build a brand image, it will rely on word of mouth to help sustain its business. This will be kick started by effective advertising in other areas, such as TV advertising and Internet Advertising, later on, people will tell their friends how great of a device the AvraKaddabra is.

  Google Ads and Local Websites – We plan to advertise on the Internet on local websites, including Google Ads on popular local social and news websites. This is a highly effective method of obtaining younger and more internet-savvy customers.

  Traditional Advertising- Advertising, such as on billboards, magazines, newspapers, and local television stations are an effective method of gaining customers of all demographics.

We plan to sell our AvraKaddabra Smart TV box through a number of distribution channels. These will include:

  Large Electronics Retail Outlets – Stores such as Best Buy and Sears have proved to be the best way of selling items such as electronics and other related products. However, we hope to gradually depend on these less as time goes by and Internet selling picks up steam.  We do not currently have any arrangements to place our products in these retail outlets and there can be no assurance that we will be able to make such arrangements.

  Smaller Retail Outlets – Small, Local stores in areas where larger retail outlets do not exist will prove to be an effective channel of distribution when the product launches.  However, as Internet sales pick up, the company will gradually lessen its dependence on this method. We do not currently have any arrangements to place our products in these retail outlets and there can be no assurance that we will be able to make such arrangements.

  Internet Sales – We will depend largely on this method of sales heavily as this product will be mainly targeted to Internet and Technology Savvy consumers, who primarily buy items like the AvraKaddabra on the Internet. The company plans to sell via its own website www.avrakadabbra.com in addition to major electronics websites, such as Bestbuy.com, Amazon.com, Ebay.com. Our website is currently under construction and expected to be launched by the end of September 2012.

Competition

The home electronics industry is highly competitive. We are a new development stage company and have a weak competitive position in the industry. We compete with junior and senior home electronics companies.   Many of the home electronics companies with which we compete for financing and for the acquisition of customers have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on product development, marketing and distribution. This advantage could enable our competitors to acquire larger market share and develop more competitive products. Such competition could adversely impact our ability to attain the financing necessary for us to develop our business plan.

In the face of competition, we may not be successful in sufficient market share to make our business profitable.  Despite this, we hope to compete successfully in the home electronics industry by:

•	keeping our costs low;

•	relying on the strength of our management’s passion and knowledge of the market; and

•	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Intellectual Property

We have not filed for any protection of our trademark, and we do not have any other intellectual property.

Research and Development

We did not incur any research and development expenses during the year ended January 31, 2012 and the period from December 1, 2010 to January 31, 2011.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this Registration Statement we will begin filing Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements.  We may also file additional documents with the Commission if they become necessary in the course of our company’s operations. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www sec. gov.

Government Regulations

There are no governmental regulations that are material to our operations.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

We do not have any employees.  Our sole director and officer is anticipated to devote approximately 30 hours per week to our affairs.  We also engage a number of consultants.

Description of Property

Our principal executive offices are located at Exchange, Ocho Rios, P.O., St. Anna. Jamaica, West Indies.  Our telephone number is 876-975-5471.  Our office space is donated, free of charge, by our sole director and officer.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board after this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock quoted or listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of October 12, 2012 there were 42 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of this prospectus we did not have any equity compensation plans.

Financial Statements

Our financial statements follow, commencing on page F-1.

Avra Inc.

(A Development Stage Company)

Index to Financial Statements

Unaudited Interim Financial Statements:	Page
Balance Sheets	F– 2
Statements of Operations	F– 3
Statements of Cash Flows	F– 4
Notes to the Financial Statements	F– 5
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F–8
Balance Sheet.	F–9
Statements of Operations	F –10
Statements of Stockholders Deficit	F–11
Statements of Cash Flow	F–12
Notes to the Financial Statements	F–13

Avra Inc.

(A Development Stage Company)

Balance Sheets

(Unaudited)

	July 31,	January 31,
	2012	2012
ASSETS
Current Assets

Cash	$ 25,535	$ 40,527

Total Assets	$ 25,535	$ 40,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities

Accounts payable and accrued liabilities	$ 4,168	$ 1,048

Total Liabilities	4,168	1,048

Contingencies and Commitments	–	–

Stockholders’ Equity

Preferred Stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	–	–

Common stock, 100,000,000 shares authorized, $0.00001 par value; 47,097,800 and 45,832,800 shares issued and outstanding, respectively	471	458

Additional paid-in capital	44,225	41,708

Deficit accumulated during the development stage	(23,329)	(2,687)

Total Stockholders’ Equity	21,367	39,479

Total Liabilities and Stockholders’ Equity	$ 25,535	$ 40,527

The accompanying notes are an integral part of these financial statements.

Avra Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

					For the
	For the	For the	For the	For the	Period From
	Three Months	Three Months	Six Months	Six Months	December 1, 2010
	Ended	Ended	Ended	Ended	(Date of Inception) to
	July 31, 2012	July 31, 2011	July 31, 2012	July 31, 2011	July 31, 2012
Expenses

Transfer agent & filing fees	$ 1,345	$ –	$ 1,464	$ –	$ 2,407
Foreign exchange loss	98	–	36	–	240
Professional fees	12,837	–	19,142	–	20,682

Total Expenses	14,280	–	20,642	–	23,329

Net Loss	$ (14,280)	$ –	$ (20,642)	$ –	$ (23,329)

Net Loss Per Common Share – Basic and Diluted	$ (0.00)	$ –	$ (0.00)	$ –

Weighted Average Common Shares Outstanding – Basic and Diluted	47,097,800	–	46,983,346	–

The accompanying notes are an integral part of these financial statements.

Avra Inc.

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

	For the Six Months Ended	For the Six Months Ended	For the Period From December 1, 2010 (Date of Inception) to

	July 31, 2012	July 31, 2011	July 31, 2012
Cash Flows from Operating Activities

Net loss	$ (20,642)	$ –	$ (23,329)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,120	–	4,168

Net Cash Used In Operating Activities	(17,522)	–	(19,161)

Cash Flows from Financing Activities

Proceeds from issuances of common stock	2,530	–	44,696

Net Cash Provided by Financing Activities	2,530	–	44,696

Increase (decrease) in Cash	(14,992)	–	25,535

Cash - Beginning of Period	40,527	–	–

Cash - End of Period	$ 25,535	$ –	$ 25,535

Supplementary Information:
Interest paid	$ –	$ –	$ –
Income taxes paid	$ –	$ –	$ –

The accompanying notes are an integral part of these financial statements.

Avra Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)
(Unaudited)

1.     Nature of Business and Continuance of Operations

Avra Inc. (the “Company”) was incorporated in the State of Nevada on December 1, 2010. The Company, based in the United States, specializes in the sales, marketing and distribution of Smart TV boxes to home consumers. Smart TV Boxes are devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens in the comfort of consumers’ living rooms.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at July 31, 2012, the Company has incurred losses totaling $23,329 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)       Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is January 31.

b)       Interim financial statements

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this prospectus. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end January 31, 2012 have been omitted.

c)       Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)       Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Avra Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)
(Unaudited)

2.     Summary of Significant Accounting Policies (continued)

e)       Financial Instruments

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

f)        Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At July 31, 2012, the Company has no potentially dilutive securities outstanding.

g)       Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

h)      Revenue Recognition

Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. No provision for discounts or rebates to customers, estimated returns and allowances or other adjustments were recognized during the six months ended July 31, 2012. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance. The Company has not made any sales as at July 31, 2012.

i)         Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j)        Subsequent Events

The Company’s management reviewed all material events from July 31, 2012 through the issuance date of these financial statements for disclosure consideration.

2.     Summary of Significant Accounting Policies (continued)

k)       Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operation.

3.     Stockholders’ Equity

        The Company’s authorized capital consisted of 100,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share.

a)       On December 1, 2011, 27,500,000 shares of common stock were issued to the sole director of the Company at $0.0002 per share for proceeds of $5,500.

b)       On January 31, 2012, 18,332,800 shares of common stock were issued at $0.002 per share for proceeds of $36,666.

c)       On February 13, 2012, 965,000 shares of common stock were issued at $0.002 per share for proceeds of $1,930.

d)       On February 28, 2012, 300,000 shares of common stock were issued at $0.002 per share for proceeds of $600.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders

Avra Inc.

(A Development Stage Company)

St. Anna, Jamaica, West Indies

We have audited the accompanying balance sheets of Avra Inc. (the “Company”) as of January 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended January 31, 2012, for the period from December 1, 2010 (inception) to January 31, 2011 and for the period from December 1, 2010 (inception) to January 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Avra Inc. as of January 31, 2012 and 2011, and the results of its operations and its cash flows for the periods described above, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Avra Inc. will continue as a going concern.  As discussed in Note 1 to the financial statements, Avra Inc. has no revenues and has accumulated losses since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

June 13, 2012

Avra Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in US Dollars)

	January 31,	January 31,
	2012	2011
ASSETS

Current Assets

Cash	$ 40,527	$ –

Total Assets	$ 40,527	$ –

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities

Accounts payable and accrued liabilities	$ 1,048	$ –

Total Liabilities	1,048	–

Contingencies and Commitments	–	–

Stockholders’ Equity

Preferred Stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	–	–
Common stock, 100,000,000 shares authorized, $0.00001 par value; 45,832,800 shares issued and outstanding	458	–
Additional paid-in capital	41,708	–
Deficit accumulated during the development stage	(2,687)	–

Total Stockholders’ Equity	39,479	–

Total Liabilities and Stockholders’ Equity	$ 40,527	$ –

The accompanying notes are an integral part of these financial statements.

Avra Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in US Dollars)

		For the	For the
	For the	Period From	Period From
	Year	December 1, 2010	December 1, 2010
	Ended	(Inception) to	(Inception) to
	January 31, 2012	January 31, 2011	January 31, 2012
Expenses

Transfer agent & filing fees	$ 943	$ –	$ 943
Foreign exchange loss	204	–	204
Professional fees	1,540	–	1,540

Total Expenses	2,687	–	2,687

Net Loss	$ (2,687)	$ –	$ (2,687)

Net Loss Per Common Share – Basic and Diluted	$ (0.00)	$ –

Weighted Average Common Shares -Outstanding Basic and Diluted	4,721,460	–

The accompanying notes are an integral part of these financial statements.

Avra Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

From the Period from December 1, 2010 (Inception) to January 31, 2012

(Expressed in US Dollars)

				Deficit Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balance – December 1, 2010 (Inception)	–	$ –	$ –	$ –	$ –

Net loss	–	–	–	–	–

Balance – January 31, 2011	–	–	–	–	–

Issue common stock at $0.0002 per share	27,500,000	275	5,225	–	5,500

Issue common stock at $0.002 per share	18,332,800	183	36,483	–	36,666

Net loss	–	–	–	(2,687)	(2,687)

Balance – January 31, 2012	45,832,800	$ 458	$ 41,708	$ (2,687)	$ 39,479

The accompanying notes are an integral part of these financial statements.

Avra Inc.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in US Dollars)

	For theYear Ended January 31, 2012	For the Period From December 1, 2010 (Inception) to January 31,2011	For the Period From December 1, 2010(Inception) to January 31, 2012

Cash Flows from Operating Activities

Net loss	$ (2,687)	$ –	$ (2,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,048	–	1,048

Net Cash Used In Operating Activities	(1,639)	–	(1,639)

Cash Flows from Financing Activities
		–
Proceeds from issuance of common stock	42,166	–	42,166

Net Cash Provided by Financing Activities	42,166	–	42,166

Increase in Cash	40,527	–	40,527

Cash - Beginning of Period	–	–	–

Cash - End of Period	$ 40,527	$ –	$ 40,527

Supplementary Information:
Interest paid	$ –	$ –	$ –
Income taxes paid	$ –	$ –	$ –

The accompanying notes are an integral part of these financial statements.

Avra Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)

1.     Nature of Business and Continuance of Operations

Avra Inc. (the “Company”) was incorporated in the State of Nevada on December 1, 2010. The Company, based in the United States, specializes in the sales, marketing and distribution of Smart TV boxes to home consumers. Smart TV Boxes are devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens in the comfort of consumers’ living rooms.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2012, the Company has incurred losses totaling $2,687 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)       Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is January 31.

b)       Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)       Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)       Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, related party payables and loan payable. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

e)       Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At January 31, 2012, the Company has no potentially dilutive securities outstanding.

Avra Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)

2.     Summary of Significant Accounting Policies (continued)

f)        Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

g)      Revenue Recognition

Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. No provision for discounts or rebates to customers, estimated returns and allowances or other adjustments were recognized during the period ended January 31, 2012. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance. The Company has not made any sales as at January 31, 2012.

h)       Income Taxes

The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

i)         Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.     Stockholders’ Equity

e)       At incorporation, the Company’s authorized capital consisted of 100,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share.

f)        On December 1, 2011, 27,500,000 shares of common stock were issued to the sole director of the Company at $0.0002 per share for proceeds of $5,500.

g)       On January 31, 2012, 18,332,800 shares of common stock were issued at $0.002 per share for proceeds of $36,666.

Avra Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)

4.     Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended January 31, 2012	Year Ended January 31, 2011

Income tax benefit computed at the statutory rate	$ 940	$ –
Change in valuation allowance	(940)	–

Provision for income taxes	$ –	$ –

Significant components of the Company’s deferred tax assets and liabilities after applying enacted corporate income tax rates, are as follows:

	January 31, 2012	January 31, 2011
Deferred income tax assets
Net operating losses	$ 940	$ –
Valuation allowance	(940)	–

Net deferred income tax assets	$ –	$ –

The Company has net operating loss carryforwards of $2,687 which expire commencing in 2032.

5.     Subsequent Events

a)       On February 13, 2012, 965,000 shares of common stock were issued at $0.002 per share for proceeds of $1,930.

b)       On February 28, 2012, 300,000 shares of common stock were issued at $0.002 per share for proceeds of $600.

Management's Discussion and Analysis of Financial Position and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency ($) in this Management’s Discussion and Analysis are made to US dollars.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Plan of Operation

We are only beginning our operations. We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months (beginning August 2012) will be approximately $179,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	32,000
Purchase of inventory for testing	12 months	12,000
Website and shopping cart	12 months	6,000
Management and operating costs	12 months	30,000
Salaries and consulting fees	12 months	24,000
Investor relations and capital raising	12 months	18,000
Fixed asset purchases	12 months	8,000
Social media and online sales marketing	12 months	9,000
General and administrative expenses	12 months	40,000
Total		179,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We decided to become a reporting company to be better equipped to raise capital by providing the transparency to the public of our operations and development.   We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $179,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the below business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activity which needs to be undertaken in the initial months is prerequisite for future operations.  We anticipate that the implementation of our business will occur as follows:

September 2012 to January 2013

•         Testing of the Smart Box units acquired from various suppliers by us.

•         Design a website

•         Design marketing materials

•         Market products to large retailers and distributors

•         Complete certain asset purchases such as inventory for the various products we will acquire.

February 2013 to August 2013

•         If initial testing is successful, order additional units from Smart Box suppliers.

•         Review opportunities for establishment of retail locations

•         Attend trade shows

•         Hire personnel to market our products

Financial Condition and Liquidity as of July 31, 2012 and January 31, 2012 an 2011 and for the six months ended July 31, 2012 and the year ended January 31, 2012 and the period from December 1, 2010 (inception) to January 31, 2011

Working Capital
	At July 31, 2012	At January 31, 2012	At January 31, 2011
Current Assets	$25,535	$40,527	$-
Current Liabilities	$4,168	$1,048	$-
Working Capital	$21,367	$39,479	$-

Cash Flows
	Six Months Ended July 31, 2012	Year Ended January 31, 2012	Inception to January 31, 2011
Net Cash used in Operating Activities	$(17,522)	$(1,639)	$-
Net Cash provided by Investing Activities	$-	$-	$-
Net Cash provided by Financing Activities	$2,530	$42,166	$-
Increase ( decrease) in Cash During the Period	$(14,992)	$40,527	$-

 We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months will be approximately $179,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	32,000
Purchase of inventory for testing	12 months	12,000
Website and shopping cart	12 months	6,000
Management and operating costs	12 months	30,000
Salaries and consulting fees	12 months	24,000
Investor relations and capital raising	12 months	18,000
Fixed asset purchases	12 months	8,000
Social media and online sales marketing	12 months	9,000
General and administrative expenses	12 months	40,000
Total		179,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $179,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Shell Company Status

 We are considered as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We caution investors as to the highly illiquid nature of an investment in our shares.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•              the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•              the last day of the fiscal year following the fifth anniversary of the completion of this offering;

•              the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•              the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

 We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 9 under “Risk Factors” of the effect on our financial statements of such election.

Results of Operations

From Inception on December 1, 2010 to July 31, 2012

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name www.avrakadabbra.com    and begun the development of our website. Our net loss since inception is $23,329 as a result of incurring expenses of $ 20, 682 for professional fees, $ 2,407 for transfer agent and filing fees, and $ 240 for foreign exchange loss.

During the period from December 1, 2010 (inception) to July 31, 2012, we sold 19,597,800 shares of our common stock at $0.002 per share for a total of $39,196 to forty one (41) investors.

We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended. These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Revenues

We have limited operational history. From our inception on December 1, 2010 to July 31, 2012 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

For the period from December 1, 2010 (inception) to July 31, 2012 our expenses were as follows:

Type of Expense	($)
Transfer agent & filing fees	2,407
Foreign exchange loss	240
Professional fees	20,682

During the period from December 1, 2010 (inception) to July 31, 2012 our total expenses were $23,329.

Net Loss

For the period from December 1, 2010 (inception) to July 31, 2012 we incurred a net loss of $23,329.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

As of July 31, 2012, our total assets were $25,535 comprised entirely of cash and our total liabilities were $4,168 comprised of trade accounts payable.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure of contractual obligations.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 2 of the notes to our financial statements for the year ended January 31, 2012.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Foreign Currency Translation

Our planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, we do not use derivative instruments to reduce our exposure to foreign currency risk. Our functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Revenue Recognition

Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. No provision for discounts or rebates to customers, estimated returns and allowances or other adjustments were recognized during the period ended January 31, 2012. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of our final test procedures and the customer’s acceptance. We have not made any sales as at January 31, 2012.

Recent Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our independent public accountants since our inception.

Directors and Executive Officers

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at two, and we currently have one director.

Our current directors and officers are as follows:

Name	Age	Position
David Bailey	25	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Our Director will serve in that capacity until our next annual shareholder meeting or until his successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

David Bailey, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Mr. Bailey has a Bachelor of Science degree in Mathematics and Computer Science from the Northern Caribbean University located in Manchester, Jamaica.  In addition, in 2007 Mr. Bailey also received his teacher’s diploma from the Micro University College of Kingston, Jamaica, in Mathematics and Geography where he was given an award for outstanding performance in Mathematics.

Since September 2007 Mr. Bailey has been working with the Ministry of Education as a mathematics teacher at Iona High School of TowerIsle, St. Mary, which is a government, operated secondary education institution that prepares students with certification to enter tertiary institutions.  With the same high school in 2008 Mr. Bailey was appointed to the Head of Mathematics where he continues to prepare individual students for their future.

Mr. Bailey has a keen interest in electronics and we appointed him to our board of directors due to his passion for our Smart TV business.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination.  The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

 Our director is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Promoters and Certain Control Persons

A “promoter” within the definition of Rule12b-2 includes (i) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer; or (ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities.

We have no knowledge of any person who would be deemed a “promoter” of our company during the past five years within the meaning of Rule 405 under the Securities Act, except as follows:

Mr. Mr. George Luis Feliz Martinez, who was the incorporator of the Company, may come into the definition of promoter as person taking initiative in founding and organizing the business of the company. Mr. Martinez did not receive any consideration for being the incorporator of the Company. Mr. Martinez is currently not an officer, director or shareholder of the Company.

Mr. Sheldon Haynes, who was an officer and director at the inception of the Company, may come into the definition of promoter as person taking initiative in founding and organizing the business of the Company.  On December 1, 2010, the Company issued 27,500,000 shares of common stock of the Company, at par value of 0.0002 to Mr. Haynes.  On November 21, 2011, Mr. Haynes resigned from all the positions of officer and director of the Company and transferred all of 27,500,000 shares of common stock of the Company held by him to Mr. David Anthony Bailey for $5,500.

                                                                                               38

Significant Employees

 Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers or promoters has, during the past ten years:

•         been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•         had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•         been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•         been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•         been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•         been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

                                                                                      39

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
David Bailey (1)	2011(2)	0	Nil	Nil	Nil	Nil	Nil	Nil	0
	2012	0	Nil	Nil	Nil	Nil	Nil	Nil	0

(1)          David Bailey has served as our President, CEO, CFO, Director, Chief Financial Officer and Treasurer since our inception on December 1, 2010.

(1)           For the period from December 1, 2010(inception) to January 31, 2011.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception.  We do not have any stock option plans.

Management Agreements

We have not entered into any management agreements with either one of our executive officers.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to September 10, 2012.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of October 12, 2012, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of October 12, 2012, there were 47,097,800 shares of our common stock issued and outstanding.  All persons named have sole voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Officer and Director
David Bailey(1) Exchange, Ocho Rios, P.O. St. Anna, Jamaica, West Indies	27,500,000	58%
All Officers and Directors as a group (1 person)	27,500,000	58%

5% Security Holder
David Bailey(1) Exchange, Ocho Rios, P.O. St. Anna, Jamaica, West Indies	27,500,000	58%

(1) David Bailey is our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

(2) Based on 47,097,800 issued and outstanding shares of our common stock as of October 12, 2012

Changes in Control

As of October 12, 2012 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

On December 1, 2010, we issued 27,500,000 shares of common stock issued to Sheldon Haynes at $0.0002 per share for proceeds of $5,500. There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

We have determined that we do not have any “independent directors” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.  Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$5
Legal fees and expenses	15,000
Accounting fees and expenses	6,500
Printing and marketing expenses	100
Miscellaneous	95
Total	$21,700

Item 14. Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article VII of our Bylaws, filed as Exhibit 3.2 to this Registration Statement; and

  Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)           his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)           his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.             A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)           is not liable pursuant to NRS 78.138; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

 2.             A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)           is not liable pursuant to NRS 78.138; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15. Recent Sales of Unregistered Securities

Since our inception on December 1, 2010, we completed the following sales of unregistered securities:

(a)                 As of January 31, 2012, the Company issued 18,332,800 common shares to 38 shareholders for proceeds of $36,666;

(b)                 Subsequent to January 31, 2012 the Company issued an additional 1,265,000 common shares to three shareholders for proceeds of $2,530

All of these shares were issued without a prospectus pursuant to Regulation S of the Securities Act.  Our reliance upon Rule 903 of Regulation S was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of Avra Inc., incorporated by reference to Exhibit 3.1 to the registration statement on Form S-1 filed with SEC on June 14, 2012.
3.2	Bylaws of Avra Inc., incorporated by reference to Exhibit 3.2 to the registration statement on Form S-1 filed with SEC on June 14, 2012.
4.1	Form of Share Certificate, incorporated by reference to Exhibit 3.1 to the registration statement on Form S-1 filed with SEC on June 14, 2012.
5.1*	Legal Opinion of Anslow & Jaclin, LLP
23.1*	Consent of GBH CPAs, PC
23.2*	Consent of Anslow & Jaclin, LLP (incorporated in Exhibit 5.1)

*     Filed herewith

Item 17. Undertakings

The registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.             That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.             That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)          Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Ann, on October 18, 2012.

AVRA INC.

By:	/s/ DAVID BAILEY
David Bailey
President, Chief Executive Officer, and Chief Financial Officer, (Principal executive officer and principal accounting officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ DAVID BAILEY David Bailey	President, Chief Executive Officer, and Chief Financial Officer, (Principal executive officer and principal accounting officer) and Director	October 18, 2012